SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 2, 2009
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b) Director Not Standing for Re-Election
     On April 2, 2009, Charles P. Toppino, a member of the board of directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”), informed the Board that he will not stand for re-election at the 2009 annual meeting of stockholders, and accordingly, his tenure as a director of the Company will end as of the date of our 2009 annual meeting. In connection with Mr. Toppino’s decision to not stand for re-election, the Board also voted to decrease the number of directors on the Board from eight to seven as of the date of our 2009 annual meeting of stockholders.
(e) Compensatory Arrangements of Certain Officers
     Cash Incentive Bonuses and Restricted Stock Awards. On April 2, 2009, the Board approved the recommendations of the Compensation Committee of the Board (the “Committee”) with respect to the 2008 annual cash incentive bonuses and restricted stock awards for each of the Company’s executive officers, as follows:

		Restricted Stock
Executive Officer	Cash Incentive Bonus[1]	Awards[2]
Montgomery J. Bennett	$437,500	$395,160
Douglas A. Kessler	275,000	299,040
David J. Kimichik	84,375	131,720
David A. Brooks	168,750	192,952
Mark L. Nunneley	123,750	158,064
Alan L. Tallis	168,750	190,994
In addition, on April 2, 2009, the Board accepted the Committee’s recommendation and awarded Archie Bennett, Jr., the Company’s Chairman, $230,5102 of restricted stock awards.

[1]	Payable by the Company on or about April 2, 2009.

[2]	Represents shares of restricted common stock issued April 2, 2009, valued at $1.78 per share, the closing price of the Company’s common stock on the date of issuance. The restricted stock awards vest in equal annual installments on each of the first three anniversaries of the grant date beginning April 2, 2010.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 8, 2009

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel